Exhibit 2

Disclaimer of Beneficial Ownership

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of such Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owners of any securities covered by such Schedule 13G.

Dated:  February 13, 2012

WL ROSS & CO. LLC

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

WLR RECOVERY ASSOCIATES IV LLC

By:	WL Ross Group, L.P.,
its Managing Member

By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

WLR MASTER CO-INVESTMENT GP, LLC

By:	WL Ross Group, L.P.,
its Managing Member

By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

INVESCO WLR IV ASSOCIATES LLC

By:	Invesco Private Capital, Inc.,
its Managing Member

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

INVESCO PRIVATE CAPITAL, INC.

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

WL ROSS GROUP, L.P.

By:	El Vedado, LLC,
its General Partner

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

EL VEDADO, LLC

By:	/s/ Michael Gibbons
	Name:	Michael Gibbons
	Title:	Authorized Person

WILBUR L. ROSS, JR.

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.